UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 15, 2004
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA                                                              22033
     (Address of principal executive offices)                                                               (Zip Code)

(703) 218-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2.)

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          Election of Directors

Effective November 15, 2004, the Board of Directors of ManTech International Corporation elected Paul G. Stern and David E. Jeremiah, Admiral U.S. Navy (retired) to fill two vacancies on the Board of Directors.

Mr. Stern has been named to ManTech's Audit Committee. At the time of this filing, the Board of Directors has not yet determined on which additional committees, if any, Mr. Stern will serve, nor has it determined on which committees, if any, Mr. Jeremiah will serve.

A copy of the November 18, 2004 press release announcing the election of Messrs. Stern and Jeremiah is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.          Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	ManTech International Corporation Press Release, dated November 18, 2004, announcing the election of Paul G. Stern and David E. Jeremiah, Admiral U. S. Navy (retired) to the ManTech
Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             MANTECH INTERNATIONAL CORPORATION

Date: November 18, 2004	/s/ Ronald R. Spoehel Ronald R. Spoehel Executive Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Names Admiral David E. Jeremiah, USN (Ret) and Dr. Paul G. Stern to its Board of Directors – Also Elects General Thomas C. Richards, USAF (Ret) to Chairman of its Advisory Board

FAIRFAX, Virginia, November xx, 2004 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers announced today that Adm. David E. Jeremiah, USN (Ret) and Dr. Paul G. Stern have joined its Board of Directors. Additionally, the company announced that General Thomas C. Richards, USAF (Ret), has been elected to Chairman of its Advisory Board.

“I am very pleased to welcome Admiral David E. Jeremiah and Dr. Paul G. Stern to our Board of Directors,” said George J. Pedersen, ManTech International Corporation, Chairman and CEO, “and delighted to announce the election of General Tom Richards to Chairman of our Advisory Board.”

Admiral Jeremiah began his association with ManTech in 1994 when he was elected to our Advisory Board. He became Chairman of the Advisory Board in 2002. Because of his long association with ManTech, he knows our corporation well and, by virtue of his long, distinguished career in the Navy and industry, has an in-depth knowledge of our marketplace. “His guidance as a member and Chairman of the Advisory Board has been invaluable over the years, and we are pleased to have his expertise on our Board of Directors,” said Mr. Pedersen. During his military career, Admiral Jeremiah earned a reputation as an authority on strategic planning, financial management and the policy implications of advanced technology. From 1990 to 1994, Admiral Jeremiah served as Vice Chairman of the Joint Chiefs of Staff for Generals Powell and Shalikashvili. He has served as a Partner and President of Technology Strategies and Alliances Corporation, a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications, and electronics industries since 1994. Admiral Jeremiah also serves on the board of directors for Alliant Techsystems Inc.; Geobiotics, LLC; Todd Shipyards Corporation; and Wackenhut Services, Inc. He is on the Board of Trustees for MITRE Corporation and he serves as an Advisory Board member for Northrop Grumman Corporation. Further, Admiral Jeremiah serves on various national security panels and boards, including the President’s Foreign Intelligence Advisory Board, the Defense Policy Board and the National Reconnaissance Office Technology Advisory Group. Admiral Jeremiah earned a bachelor’s degree in Business Administration from the University of Oregon and a master’s degree in Financial Management from the George Washington University. He completed the Program for Management Development at Harvard University.

Dr. Paul Stern founded two prominent investment companies and has served as a senior executive for a number of high technology companies. “He brings a wealth of financial experience and industry knowledge. He has a clear vision for the future development of technology for the Defense and Intelligence Community and, in addition, has the financial qualifications to serve on our Audit Committee,” Mr. Pedersen said. Dr. Stern is a Partner and Co-founder of Thayer Capital Partners and Arlington Capital Partners, private investment companies.  He is also the chairman of Claris Capital Partners, a Virginia-based investment bank. Prior to joining Thayer he was a Special Limited Partner with Forstmann, Little & Company from 1993 through 1995.  From 1989 to 1993, Dr. Stern served as the Chairman and Chief Executive Officer of Northern Telecom Limited.  In 1981 Dr. Stern joined Burroughs Corporation (later Unisys) and rose to become President and Chief Operating Officer. During his tenure, from 1981 to 1987, the company tripled its sales, increased the market value of its equity from $1.4 billion to $5 billion, and made several strategic acquisitions which led to the formation of Unisys. He came to Burroughs-Unisys from Rockwell International Corporation where he served as Corporate Vice President, and President, Commercial Electronics Operations. Before joining Rockwell, Dr. Stern served as the Chairman and Chief Executive Officer of Braun AG in Germany, and held numerous senior management positions with IBM. He currently serves on the Board of Directors of Whirlpool Corporation and Dow Chemical Company. Additionally, he is the Treasurer of the Board of Trustees of the John F. Kennedy Center for Performing Arts, serves on the Board of Trustees of the Library of Congress and is a member of the Board of Directors of the Business Executives for National Security. Dr. Stern holds a Bachelor of Science degree and a Master of Science degree in electronics engineering and a Ph.D. in solid state physics.

General Thomas Richards began his association with ManTech in 1994 when he was elected to our Advisory Board where he has made significant contributions to the strategic development of the corporation. He has had a long, distinguished career in the U.S. Air Force and industry. General Richards retired in 1989 after a 33-year career with the U.S. Air Force, including serving as Deputy Commander-in-Chief of the U.S. European Command. General Richards is a member of the Federal Aviation Administration Future Planning Committee and the Air Force Senior Statesmen Program. In addition, he served as President and Chief Executive Officer of one of the nation’s foremost Defense Industry associations — the National Security Industrial Association, one of the predecessors of the National Defense Industrial Association — from 1995 to 1997. Since March 1997, General Richards has been a member of the Center for Advanced Aviation Systems of the MITRE Corporation and also serves on numerous corporate boards and is Chairman of the Falcon Foundation at the Air Force Academy. General Richards served as the Administrator of the Federal Aviation Administration from 1992 to 1993, and previously was appointed by President George H. Bush to the Presidential Commission on Aviation Security and Terrorism. General Richards, in addition to his Bachelor's Degree from Virginia Tech, holds a Master’s Degree from the State College of Pennsylvania and is a graduate of the Army War College.

About ManTech International Corporation:

ManTech’s expertise includes technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With projected annual revenues in excess of $800 million for the current year and more than 5,500 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies for 2004. Also this year, VARBusiness magazine ranked ManTech as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, could be interpreted to be “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. For a discussion of such risks and uncertainties, please refer to the section titled “Risks Related to The Company’s Business” in ManTech’s annual report on Form 10–K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including, among others, its reports on Form 8-K and Form 10-Q. The forward-looking statements included in this press release are only made as of the date of this press release, and the Company undertakes no obligation to update any of the forward- looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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